 EXHIBIT 99.1

Contacts: LaDuane Clifton, The LGL Group, Inc.:                                                                             (407) 298-2000
                  Email: lclifton@lglgroup.com

                Victor Emmanuel, VJE Consultants:                                                                                     (914) 305-5198

The LGL Group, Inc. to Host an Investor Conference Call on Thursday,
May 12, 2011 at 8:30 a.m. EDT to Discuss Q1 2011 Earnings Results

Earnings Results to be Published on Wednesday, May 11th

ORLANDO, FL, May 6, 2011 – The LGL Group, Inc. (NYSE Amex: LGL) (the “Company”), announced that management will hold an investor conference call Thursday, May 12th, 2011 at 8:30 a.m. EDT.  The purpose of the call is to discuss the Company’s first quarter earnings results, current business activities and strategy.

A detailed announcement covering the company’s Q1 2011 earnings will be issued after market close on Wednesday, May 11, 2011.

Presentation materials will be available on the LGL website on Wednesday, May 11, 2011 by 6:00 p.m. EDT: www.lglgroup.com.

Participants are invited to “attend” the online meeting using Conferencing Center LIVE; or access the conference call at (800) 894-5910 for domestic callers and (785) 424-1052 for international callers.  The participant code is LGLIR512.

To attend the event, participants are asked to copy and paste the following information into their web browser: https://www.livemeeting.com/cc/conferencingevent/join.

The meeting ID is: LGLIR512; the entry code is: attend.

About The LGL Group, Inc.

The LGL Group, Inc., through its wholly-owned subsidiary MtronPTI, manufactures and markets highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits.  These devices are used extensively in infrastructure equipment for the telecommunications and network equipment industries, as well as in electronic systems for military applications, avionics, earth-orbiting satellites, medical devices, instrumentation, industrial devices and global positioning systems. The Company has operations in Orlando, Florida, Yankton, South Dakota and Noida, India.  MtronPTI also has sales offices in Hong Kong and Shanghai, China.

For more information on the Company and its products and services, contact R. LaDuane Clifton, Chief Accounting Officer, The LGL Group, Inc., 2525 Shader Rd., Orlando, Florida 32804, (407) 298-2000, or visit the Company’s Web site: www.lglgroup.com.

Caution Concerning Forward Looking Statements

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in the Company’s filings with the U.S. Securities and Exchange Commission.